UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C., 20549

                             Form 8-K

                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) July 29, 1998


                  Commission file number 0-16734


                     C.E.C. INDUSTRIES CORP.
        (Exact name of registrant as specified in charter)

          Nevada                                  87-0217252
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     23 Cactus Garden Drive, F-60
     Green Valley (Henderson), Nevada                  89014
     (Address of Principal Executive Office)           (Zip Code)
                          (702) 893-4747
       (Registrant's Telephone Number, Including Area Code)

                            Copies To:
                          Marie Levine
                            President
                   23 Cactus Garden Drive, F-23
                     Henderson, Nevada 89014
                         (702)893-4747

C.E.C. Industries Corp. Page 2

Item No 1 Changes in Control of Registrant.

No events to report

Item No. 2.    Acquisition or Disposition of Assets.

On July 29, C.E.C. Industries Corp. reached an agreement with Fort Worth Credit Partners, Ltd. the holder of 1,805,000 Class B Preferred Shares of Stock redeemable by the Company at $.50 per share on December 14 & 20, 1999.

The agreement calls for all of Fort Worth Credit Partners, Ltd. shares valued at $902,500 to be returned to the Company for cancellation in exchange for the Company's interest in Victory Village, Ltd. III Limited Partnership.


Item No. 3.    Bankruptcy or Receivership.

No events to report.

Item No. 4.    Changes in Registrant's Certifying Accountant.

No events to report.

Item No. 5.    Other Events.

No events to report.

Item No. 6.    Resignation of Registrant's Directors.

No events to report

Item No. 7. Financial Statements, Proforma Financial Information and Exhibits.

No events to report.

C.E.C. Industries Corp. Page Three




                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By:/s/Marie Levine                                   Dated:   July 29, 1998
       Marie Levine, President